UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 2014
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2014, Stem Cell Cayman Ltd. (“Cayman”), a wholly-owned subsidiary of BioRestorative Therapies, Inc. (the “Company”), and Westbury (Bermuda) Ltd. (“Westbury”), a principal shareholder of the Company, agreed to extend the maturity date of certain notes issued by Cayman to Westbury in the aggregate principal amount of $4,000,000 from December 31, 2014 to June 30, 2015.  In consideration of the extension, the Company issued to Westbury 450,000 shares of common stock of the Company.

Item 3.02	Unregistered Sales of Equity Securities.

Between December 20, 2014 and December 22, 2014, the Company issued an aggregate of 666,667 shares of common stock of the Company for an aggregate purchase price of $200,000.  In connection with the share issuances, the Company issued to the subscribers five-year warrants for the purchase of an aggregate of 166,667 shares of common stock of the Company at an exercise price of $0.75 per share.

In addition, between November 23, 2014 and December 31, 2014, the Company issued (i) an aggregate of 139,476 shares of common stock of the Company valued at approximately $38,000 in consideration of services rendered and (ii) a five-year warrant for the purchase of 100,000 shares of common stock of the Company at an exercise price of $0.50 per share valued at approximately $17,000 in connection with the extension of a consulting agreement.

See Item 1.01 above with respect to the issuance of 450,000 shares of common stock of the Company in consideration of a debt extension.  Such shares were valued at approximately $99,000.  In addition, between December 16, 2014 and December 19, 2014, the maturity dates of certain notes payable with an aggregate principal balance of $275,000 were extended (from March 1, 2014 to June 30, 2015 with respect to $125,000 principal amount and from August 19, 2014 to April 19, 2015 with respect to $150,000 principal amount).  In consideration of the extensions, the Company issued five-year warrants for the purchase of an aggregate of 40,000 shares of common stock of the Company at an exercise price of $0.50 per share.  The warrants were valued at approximately $7,000 in the aggregate.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: January 7, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer